UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

Charge Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2022, Nextridge Inc. (“Nextridge”) and ANS Advanced Network Services, LLC, (“ANS”), each an indirect wholly-owned subsidiary of Charge Enterprises, Inc. (sometimes referred to herein as “we,” “us,” “our” or similar terms), entered into a commitment letter (the “Commitment Letter”) with Pioneer Bank (“Pioneer”), pursuant to which Pioneer committed, subject to the terms and conditions contained in the Commitment Letter, to provide a senior secured line of credit in an aggregate principal amount of $8,000,000 (the “Line of Credit”). The Line of Credit modifies Nextridge’s and ANS’ existing $4,000,000 line of credit and provides additional liquidity of $4,000,000. The Line of Credit will be annually renewable. Borrowings under the Line of Credit will bear interest at a floating rate equal to the prime rate as set forth in the Wall Street Journal with a floor of 5%. Advances under the Line of Credit to be limited to 70% and 50% of Nextridge’s and ANS’ eligible accounts receivable and work in progress, respectively. In addition, the Commitment Letter provides for renewal of a $750,000 CapEx line of credit (the “CapEx Line”) by Pioneer for Nextridge and ANS, subject to the terms and conditions contained in the Commitment Letter.

All obligations under the Line of Credit and CapEx Line (the “Facility”) will be cross-collateralized and cross-defaulted, and will be secured by a senior lien on the assets of Nextridge and ANS. In addition, all obligations under the Facility will be guaranteed by us and by Charge Infrastructure Holdings, Inc., the parent of Nextridge. The funding of the Facility is contingent on the satisfaction of conditions set forth in the Commitment Letter.

The foregoing is a summary of the material terms of the Commitment Letter, and is qualified in its entirety by the Commitment Letter, which is included as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.03.

Notice Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or our future performance. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although we believe that the expectations expressed in such forward looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include our business plans and strategies, our future business development, market acceptance of electric vehicles, our ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, and other risks discussed in our filings with the SEC. Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements.

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The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC which are available on the SEC’s website at www.sec.gov. We disclaim any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Commitment Letter dated August 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller
Chief Financial Officer
Dated: August 26, 2022

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